Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form SB-2 (Registration No 333-118044) of NUWAVE Technologies, Inc. of our report dated March 28, 2003, relating to our audit of the financial statements for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/Eisner LLP
EISNER LLP

Florham Park, New Jersey
December 17, 2004